EXHIBIT 99.1

NEWS RELEASE

WINN-DIXIE STORES, INC.          5050 EDGEWOOD COURT          P.O. BOX B          JACKSONVILLE, FLORIDA          32203-0297            (904) 783-5000

Pink Sheets: WNDXQ

Investors:

(212) 521-4835

Media:

Kekst and Company

Michael Freitag (212) 521-4896

Website:

www.winn-dixie.com

WINN-DIXIE COMMENTS ON DISBANDMENT OF EQUITY COMMITTEE

JACKSONVILLE, FL, January 30, 2006 – Winn-Dixie Stores, Inc. announced that, in proceedings before the U.S. Bankruptcy Court earlier today, the Company supported the decision of the U.S. Trustee to disband the official committee of Winn-Dixie equity security holders. On January 11, 2006, the U.S. Trustee disbanded this “Equity Committee,” which subsequently petitioned the Court for reinstatement. The Equity Committee’s motion for reinstatement remains pending before the Court.

The Equity Committee was appointed in August 2005 by the U.S. Trustee to represent the interests of Winn Dixie’s shareholders in the Company’s Chapter 11 proceedings. Although the Company supported the creation of the Equity Committee at that time, Winn-Dixie has now concluded that the U.S. Trustee’s disbandment of the Equity Committee is appropriate in light of current information. This information includes Winn-Dixie’s recent financial statements and its recently completed confidential business plan, which contains forecasts regarding the profitability of the reorganized company. While the Company believes the business plan shows that Winn-Dixie will be able to reorganize successfully, it also makes it relatively clear that there is no substantial likelihood of a meaningful recovery for existing shareholders under a plan of reorganization.

Ultimately, as the Company has stated in the past, the value of Winn-Dixie’s common stock, if any, will be determined upon the confirmation of a plan of reorganization. The Company’s objective is to negotiate a plan of reorganization that maximizes recoveries for all constituencies, including existing shareholders.

Jay Skelton, Chairman of the Board of Directors of Winn-Dixie, commented, “Winn-Dixie is making good progress in its reorganization, and we are seeing tangible improvements in our performance including an increase in identical store sales of more than 7% for the second quarter

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of fiscal 2006, excluding 11 stores in New Orleans that have been closed since Hurricane Katrina. However, as we have worked to prepare a plan of reorganization, it has become clear that existing holders of Winn-Dixie common stock will probably receive little or no value for their stock when the Company emerges from Chapter 11. While this is not an unusual outcome in most Chapter 11 cases, we deeply regret this news. Fortunately, we do not believe the outlook for the Company’s existing stock is indicative of the outlook for our business and future financial performance. We are pleased with our progress and excited about our prospects for continued improvement.”

Winn-Dixie Stores, Inc. is one of the nation’s largest food retailers. Founded in 1925, the company is headquartered in Jacksonville, FL. For more information, please visit www.winndixie.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the expected results described in the forward-looking statements. These forward-looking statements include and may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes,” or “intends” and similar words and phrases. There are a number of factors that could cause the Company’s actual results to differ materially from the expected results described in the Company’s forward-looking statements, particularly while the Chapter 11 cases are proceeding.

There can be no assurance that the Company’s Chapter 11 reorganization process will be successful. Risk factors related to its efforts include, but are not limited to, the following: the Company’s ability to continue as a going concern and to generate positive cash flow from operations; the ability of the Company to resume vendor credit and accounts receivable collection; the ability of the Company to respond to any further unexpected developments that require the usage of a substantial amount of its liquidity; the ability of the Company to operate under the terms of the DIP credit facility; the Company’s ability to obtain court approval with respect to various motions filed with the bankruptcy court from time to time in the Chapter 11 proceedings; the Company’s ability to achieve remaining key elements of its restructuring plan, including the rejection of unsold facilities’ leases and appropriate alignment of administrative expenses to the resulting organization; the ability of the Company to develop, confirm and consummate a plan or plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the period in which we have the exclusive right to file plans of reorganization, modify or terminate the automatic stay, appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to maintain contracts that are critical to its operations; the ability of the Company to attract and retain customers; the ability of the Company to attract, motivate and retain key executives and associates; and potential adverse publicity.

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The Company experienced a disruption to its business as a result of Hurricane Katrina and faces a number of risks associated with recovery from the hurricane including but not limited to the following: the Company’s ability to collect on its insurance coverage for damage resulting from Hurricane Katrina; the Company’s ability to reopen stores impacted by Hurricane Katrina; future sales levels in the Company’s stores in the New Orleans market.

In addition, the Company faces a number of risks with respect to its continuing business operations, including, but not limited to: the Company’s ability to increase sales and market share, particularly considering that it has experienced over two years of sustained sales declines; the Company’s ability to increase capital expenditures in the future to invest in its store base and other capital projects; the Company’s response to the entry of new competitors into its markets, including traditional grocery store openings and the entry of non-traditional grocery retailers such as mass merchandisers, supercenters, warehouse club stores, dollar-discount stores, drug stores and conventional department stores; the Company’s ability to reduce the level of operating losses experienced in recent years; the Company’s ability to upgrade its information systems and implement new technology and business processes; the Company’s ability to implement new customer service programs; the Company’s ability to implement effective pricing and promotional programs; the Company’s ability to reserve appropriately for self insurance liabilities; the Company’s ability to maintain appropriate sanitation and quality standards in its stores and products; the Company’s ability to resolve certain class action lawsuits successfully; the success of the Customer Reward Card program; changes in federal, state or local laws or regulations; general economic conditions in our operating regions; lack of inflation in food prices and narrow profit margins that characterize the retail food industry; stability of product costs; increases in labor and employee benefit costs, such as health care and pension expenses; changes in accounting standards, taxation requirements and bankruptcy laws.

Please refer to discussions of these and other factors in this news release, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Quarterly Report on Form 10-Q for the quarter ended September 21, 2005, and other Company filings with the Securities and Exchange Commission. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly revise or update these forward-looking statements, whether as a result of new information, future events or otherwise.

Under the priority scheme established by the Bankruptcy Code, generally post-petition liabilities and pre-petition liabilities must be satisfied before shareholders are entitled to receive any distribution. The ultimate recovery by creditors and shareholders, if any, will not be determined until confirmation and implementation of a plan of reorganization. No assurance can be given as to what recoveries, if any, will be assigned in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of the Company’s stock receiving no value for their interests and holders of its unsecured debt receiving less, and potentially substantially less, than payment in full for their claims. Because of such possibilities, the value of the Company’s common stock and unsecured debt is highly speculative.

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News Release No. 6013